Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Record Sales for 2022;

Issues Guidance for 2023, including Higher Sales, Profit,

and Record Three-year Sales Backlog of $900 Million

Full-year Results

•	Sales of $10.2 billion, an increase of $1.2 billion or 14 percent over last year

•	Operating cash flow of $649 million, an increase of $491 million

•	Free cash flow of $209 million, an increase of $420 million

•	Adjusted EBITDA of $700 million

•	Sales backlog of $900 million over next three years, a $100 million increase over previous backlog

•	65 percent of new business is from electric-vehicle platforms

MAUMEE, Ohio, Feb. 21, 2023 – Dana Incorporated (NYSE: DAN) today announced financial results for the fourth quarter and full-year 2022.

“Dana continues to successfully execute as front runners in the transformation to a zero-emission world, while taking extraordinary operational actions to serve our customers, including scaling operations to support near-term market share gains,” said James Kamsickas, Dana chairman and CEO. “Our focus on offering complete in-house electrification capability, coupled with our ability to leverage significant company-wide synergies, enables us to provide exceptional customer satisfaction – placing us in a strong position to deliver profitable above-market sales growth in 2023.”

Fourth-quarter 2022 Financial Results

Sales for the fourth quarter of 2022 totaled $2.56 billion, compared with $2.27 billion in the same period of 2021, representing a $282 million increase driven by improved global markets, cost-recovery actions, and conversion of the sales backlog.

Adjusted EBITDA for the fourth quarter of 2022 was $176 million, compared with $118 million for the same period in 2021. The improved profit margin in the fourth quarter of 2022 was primarily driven by higher sales volumes and cost recoveries, which were partially offset by non-material inflation, as well as production inefficiencies driven by volatile customer demand schedules and accelerated spending on development for electric-vehicle products.

The net loss attributable to Dana was $179 million, or $1.25 per share, compared with net income of $25 million, or $0.18 per share, in the fourth quarter of 2021. The loss resulted primarily from the recording of $155 million of additional non-cash valuation allowances on U.S. federal tax credits, general business credits, and interest limitation attributes.

The adjusted net loss attributable to Dana was $15 million, or $0.10 per share, for the fourth quarter of 2022, compared with negligible adjusted net income and earnings per share in 2021.

Operating cash flow in the fourth quarter of 2022 was $342 million, compared to $139 million in the same period of 2021. Free cash flow was $202 million, compared with a use of $2 million in the fourth quarter of 2021. The increase was driven by a continued focus on working capital efficiency.

1

Full-year 2022 Financial Results

Sales for 2022 were $10.2 billion, compared with $8.9 billion in 2021. The increase of $1.2 billion resulted from improved overall market demand and conversion of the sales backlog combined with pricing actions, including material commodity price and inflationary cost recoveries.

Adjusted EBITDA for 2022 was $700 million, compared with $795 million in 2021. Lower profit was driven primarily by non-material inflation, as well as production inefficiencies driven by volatile customer demand schedules, continued supply-chain challenges, higher launch costs, and accelerated spending on development for electric-vehicle products.

The net loss attributable to Dana for 2022 was $242 million or $1.69 per share, compared with net income of $197 million or $1.35 per share in 2021. The loss resulted from a one-time non-cash goodwill impairment charge of $191 million due to increasing interest rates and lower market capitalization, and from $157 million of additional non-cash tax valuation allowances.

Adjusted net income attributable to Dana was $54 million and diluted adjusted earnings per share were $0.37 in 2022, compared with an adjusted net income of $243 million and $1.66 per share in 2021.

The company reported operating cash flow of $649 million in 2022. Free cash flow was $209 million, compared with free cash flow use of $211 million in 2021. Cash flow this year was driven by improved working capital efficiency partially offset by lower operating earnings and higher capital spending.

“As we closed out 2022, Dana achieved many of its goals, including sales growth and cash flow in a challenging environment. We experienced unexpected headwinds in the fourth quarter, including higher raw material costs and lower commercial recoveries, additional costs for EV program wins, increased customer schedule volatility, and incremental costs to scale operations,” said Timothy Kraus, Dana senior vice president and chief financial officer. “Looking forward to 2023, we expect sales growth to accelerate with improved profit conversion as customer operations stabilize throughout the year, ongoing cost recoveries largely offset inflation, and commodity costs continue to moderate.”

2023 Financial Targets1

•	Sales of $10.35 to $10.85 billion;

•	Adjusted EBITDA of $750 to $850 million, an implied adjusted EBITDA margin of approximately 7.5 percent at the midpoint of the range;

•	Diluted adjusted EPS of $0.25 to $0.75;

•	Operating cash flow of approximately, $510 to $560 million; and

•	Free cash flow of breakeven to $50 million

1Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Tuesday, Feb. 21

Dana will discuss its fourth-quarter and full-year results in a conference call at 9 a.m. EST on Tuesday, Feb. 21. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EST.

A webcast replay can be accessed via Dana’s investor website following the call.

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Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

3

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.2 billion in 2022 with nearly 42,000 people in 31 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2023” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

4

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2022 and 2021

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2022	2021
Net sales	$2,555	$2,273
Costs and expenses
Cost of sales	2,375	2,145
Selling, general and administrative expenses	121	112
Amortization of intangibles	4	3
Restructuring charges, net	—	(2)
Other income (expense), net	7	65

Earnings before interest and income taxes	62	80
Loss on extinguishment of debt	—	(5)
Interest income	5	3
Interest expense	33	32

Earnings before income taxes	34	46
Income tax expense	217	16
Equity in earnings (loss) of affiliates	5	(1)

Net income (loss)	(178)	29
Less: Noncontrolling interests net income	4	5
Less: Redeemable noncontrolling interests net loss	(3)	(1)

Net income (loss) attributable to the parent company	$(179)	$25

Net income (loss) per share available to common stockholders
Basic	$(1.25)	$0.18
Diluted	$(1.25)	$0.18
Weighted-average shares outstanding - Basic	143.4	144.3
Weighted-average shares outstanding - Diluted	143.4	145.8

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2022 and 2021

	Year Ended
	December 31,
(In millions, except per share amounts)	2022	2021
Net sales	$10,156	$8,945
Costs and expenses
Cost of sales	9,393	8,108
Selling, general and administrative expenses	495	460
Amortization of intangibles	14	14
Restructuring charges, net	(1)
Impairment of goodwill	(191)
Other income (expense), net	22	32

Earnings before interest and income taxes	86	395
Loss on extinguishment of debt		(29)
Interest income	11	9
Interest expense	128	131

Earnings (loss) before income taxes	(31)	244
Income tax expense	284	72
Equity in earnings of affiliates	4	28

Net income (loss)	(311)	200
Less: Noncontrolling interests net income	15	14
Less: Redeemable noncontrolling interests net loss	(84)	(11)

Net income (loss) attributable to the parent company	$(242)	$197

Net income (loss) per share available to common stockholders
Basic	$(1.69)	$1.36
Diluted	$(1.69)	$1.35
Weighted-average shares outstanding - Basic	143.6	144.8
Weighted-average shares outstanding - Diluted	143.6	146.2

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2022 and 2021

	Three Months Ended
	December 31,
(In millions)	2022	2021
Net income (loss)	$(178)	$29
Other comprehensive income (loss), net of tax:
Currency translation adjustments	32	2
Hedging gains and losses	19	5
Defined benefit plans	48	42

Other comprehensive income	99	49

Total comprehensive income (loss)	(79)	78
Less: Comprehensive income attributable to noncontrolling interests	(4)	(4)
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	(2)	1

Comprehensive income (loss) attributable to the parent company	$(85)	$75

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2022 and 2021

	Year Ended
	December 31,
(In millions)	2022	2021
Net income (loss)	$(311)	$200
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(102)	(9)
Hedging gains and losses	17	(5)
Defined benefit plans	53	53

Other comprehensive income (loss)	(32)	39

Total comprehensive income (loss)	(343)	239
Less: Comprehensive income attributable to noncontrolling interests	(10)	(2)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	95	1

Comprehensive income (loss) attributable to the parent company	$(258)	$238

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2022 and December 31, 2021

	December 31,	December 31,
(In millions, except share and per share amounts)	2022	2021
Assets
Current assets
Cash and cash equivalents	$425	$268
Marketable securities		17
Accounts receivable
Trade, less allowance for doubtful accounts of $11 in 2022 and $7 in 2021	1,374	1,321
Other	202	220
Inventories	1,609	1,564
Other current assets	219	196

Total current assets	3,829	3,586
Goodwill	259	482
Intangibles	201	233
Deferred tax assets	397	580
Other noncurrent assets	123	131
Investments in affiliates	136	174
Operating lease assets	311	247
Property, plant and equipment, net	2,193	2,199

Total assets	$7,449	$7,632

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$52	$23
Current portion of long-term debt	8	8
Accounts payable	1,838	1,571
Accrued payroll and employee benefits	214	184
Taxes on income	54	41
Current portion of operating lease liabilities	36	43
Other accrued liabilities	277	304

Total current liabilities	2,479	2,174
Long-term debt, less debt issuance costs of $22 in 2022 and $26 in 2021	2,348	2,386
Noncurrent operating lease liabilities	277	209
Pension and postretirement obligations	298	398
Other noncurrent liabilities	249	292

Total liabilities	5,651	5,459

Commitments and contingencies
Redeemable noncontrolling interests	195	198
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,366,482 and 144,238,660 shares outstanding	2	2
Additional paid-in capital	2,229	2,427
Retained earnings	321	662
Treasury stock, at cost (zero and 11,661,591 shares)		(184)
Accumulated other comprehensive loss	(1,001)	(985)

Total parent company stockholders’ equity	1,551	1,922
Noncontrolling interests	52	53

Total equity	1,603	1,975

Total liabilities, redeemable noncontrolling interests and equity	$7,449	$7,632

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2022 and 2021

	Three Months Ended
	December 31,
(In millions)	2022	2021
Operating activities
Net income (loss)	$(178)	$29
Depreciation	95	93
Amortization	6	6
Amortization of deferred financing charges	1	1
Write-off of deferred financing costs		5
Earnings of affiliates, net of dividends received	(6)	1
Stock compensation expense	6	2
Deferred income taxes	208	(9)
Pension expense, net	(1)	(1)
Gain on sale leaseback		(66)
Change in working capital	220	46
Change in other noncurrent assets and liabilities	3	(1)
Other, net	(12)	33

Net cash provided by operating activities	342	139

Investing activities
Purchases of property, plant and equipment	(140)	(141)
Proceeds from sale of property, plant and equipment	3	81
Purchases of marketable securities		(7)
Proceeds from maturities of marketable securities	12	8
Proceeds from sale of equity affiliate		29
Settlements of undesignated derivatives	(2)	(2)
Other, net	(2)	(1)

Net cash used in investing activities	(129)	(33)

Financing activities
Net change in short-term debt	(179)	(46)
Proceeds from long-term debt		355
Repayment of long-term debt	(5)	(351)
Deferred financing payments		(5)
Dividends paid to common stockholders	(15)	(14)
Distributions to noncontrolling interests	(1)	(5)
Contributions from redeemable noncontrolling interests	21	8
Other, net	(1)	2

Net cash used in financing activities	(180)	(56)

Net increase in cash, cash equivalents and restricted cash	33	50
Cash, cash equivalents and restricted cash – beginning of period	390	239
Effect of exchange rate changes on cash balances	19	(2)

Cash, cash equivalents and restricted cash – end of period	$442	$287

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2022 and 2021

	Year Ended
	December 31,
(In millions)	2022	2021
Operating activities
Net income (loss)	$(311)	$200
Depreciation	365	365
Amortization	23	24
Amortization of deferred financing charges	5	6
Redemption premium on debt		21
Write-off of deferred financing costs		8
Earnings of affiliates, net of dividends received	23	(10)
Stock compensation expense	19	17
Deferred income taxes	152	(1)
Pension expense, net	(1)	(1)
Gain on sale leaseback		(66)
Impairment of goodwill	191
Change in working capital	199	(455)
Change in other noncurrent assets and liabilities	9	(3)
Other, net	(25)	53

Net cash provided by operating activities	649	158

Investing activities
Purchases of property, plant and equipment	(440)	(369)
Proceeds from sale of property, plant and equipment	3	85
Acquisition of businesses, net of cash acquired	(1)	(18)
Investments in affiliates		(23)
Purchases of marketable securities	(15)	(32)
Proceeds from sales of marketable securities		30
Proceeds from maturities of marketable securities	30	35
Proceeds from sale of equity affiliate		29
Proceeds from sale of subsidiary, net of cash disposed		(4)
Settlement of terminated fixed-to-fixed cross currency swap		(22)
Settlements of undesignated derivatives	(8)	(4)
Other, net	5

Net cash used in investing activities	(426)	(293)

Financing activities
Net change in short-term debt	33	(3)
Proceeds from long-term debt	2	1,157
Repayment of long-term debt	(24)	(1,156)
Redemption premium on debt		(21)
Deferred financing payments		(18)
Dividends paid to common stockholders	(58)	(58)
Repurchases of common stock	(25)	(23)
Distributions to noncontrolling interests	(9)	(15)
Contributions from redeemable noncontrolling interests	51	14
Deconsolidation of non-wholly owned subsidiary		(6)
Payments to acquire noncontrolling interests	(4)
Other, net	(8)	2

Net cash used in financing activities	(42)	(127)

Net increase (decrease) in cash, cash equivalents and restricted cash	181	(262)
Cash, cash equivalents and restricted cash – beginning of period	287	567
Effect of exchange rate changes on cash balances	(26)	(18)

Cash, cash equivalents and restricted cash – end of period	$442	$287

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to

Free Cash Flow (Unaudited)

	Three Months Ended
	December 31,
(In millions)	2022	2021
Net cash provided by operating activities	$342	$139
Purchase of property, plant and equipment	(140)	(141)

Free cash flow	$202	$(2)

	Year Ended
	December 31,
(In millions)	2022	2021
Net cash provided by operating activities	$649	$158
Purchase of property, plant and equipment	(440)	(369)

Free cash flow	$209	$(211)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2022 and 2021

	Three Months Ended
	December 31,
(In millions)	2022	2021
Sales
Light Vehicle	$1,030	$974
Commercial Vehicle	504	400
Off-Highway	740	662
Power Technologies	281	237

Total Sales	$2,555	$2,273

Segment EBITDA
Light Vehicle	$34	$33
Commercial Vehicle	5	(5)
Off-Highway	113	77
Power Technologies	23	12

Total Segment EBITDA	175	117
Corporate expense and other items, net	1	1

Adjusted EBITDA	$176	$118

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2022 and 2021

	Year Ended
	December 31,
(In millions)	2022	2021
Sales
Light Vehicle	$4,090	$3,773
Commercial Vehicle	1,979	1,532
Off-Highway	2,946	2,593
Power Technologies	1,141	1,047

Total Sales	$10,156	$8,945

Segment EBITDA
Light Vehicle	$158	$274
Commercial Vehicle	43	48
Off-Highway	404	353
Power Technologies	94	123

Total Segment EBITDA	699	798
Corporate expense and other items, net	1	(3)

Adjusted EBITDA	$700	$795

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss) (Unaudited)

For the Three Months Ended December 31, 2022 and 2021

	Three Months Ended
	December 31,
(In millions)	2022	2021
Segment EBITDA	$175	$117
Corporate expense and other items, net	1	1

Adjusted EBITDA	176	118
Depreciation	(95)	(93)
Amortization	(6)	(6)
Non-service cost components of pension and OPEB costs	(4)	(3)
Restructuring charges, net		2
Stock compensation expense	(6)	(2)
Strategic transaction expenses	(2)	(2)
Amounts attributable to previously divested/closed operations	(2)	(1)
Gain on sale leaseback		66
Other items	1	1

Earnings before interest and income taxes	62	80
Loss on extinguishment of debt		(5)
Interest income	5	3
Interest expense	33	32

Earnings before income taxes	34	46
Income tax expense	217	16
Equity in earnings (loss) of affiliates	5	(1)

Net income (loss)	$(178)	$29

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss)

For the Year Ended December 31, 2022 and 2021

	Year Ended
	December 31,
(In millions)	2022	2021
Segment EBITDA	$699	$798
Corporate expense and other items, net	1	(3)

Adjusted EBITDA	700	795
Depreciation	(365)	(365)
Amortization	(23)	(24)
Non-service cost components of pension and OPEB costs	(7)	(10)
Restructuring charges, net	1
Stock compensation expense	(19)	(17)
Strategic transaction expenses	(8)	(13)
Amounts attributable to previously divested/closed operations	(2)	(2)
Loss on investment in Hyliion		(20)
Loss on disposal group held for sale		(7)
Loss on de-designation of fixed-to-fixed cross currency swaps		(9)
Gain on sale leaseback		66
Impairment of goodwill	(191)
Other items		1

Earnings before interest and income taxes	86	395
Loss on extinguishment of debt		(29)
Interest income	11	9
Interest expense	128	131

Earnings (loss) before income taxes	(31)	244
Income tax expense	284	72
Equity in earnings of affiliates	4	28

Net income (loss)	$(311)	$200

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to

Adjusted Net Income (Loss) Attributable to the Parent Company and

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2022 and 2021

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2022	2021
Net income (loss) attributable to parent company	$(179)	$25
Items impacting income (loss) before income taxes:
Amortization	5	5
Restructuring charges, net		(2)
Strategic transaction expenses	2	5
Loss on extinguishment of debt		5
Gain on sale leaseback		(66)
Other items		(2)
Items impacting income taxes:
Net income tax expense on items above	2	14
Income tax expense attributable to various discrete tax matters	155	16

Adjusted net income (loss) attributable to the parent	$(15)	$—

Diluted shares - as reported	143.4	145.8
Adjusted diluted shares	143.4	145.8
Diluted adjusted EPS	$(0.10)	$—

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to

Adjusted Net Income Attributable to the Parent Company and

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2022 and 2021

	Year Ended
	December 31,
(In millions, except per share amounts)	2022	2021
Net income (loss) attributable to parent company	$(242)	$197
Items impacting income (loss) before income taxes:
Amortization	20	20
Restructuring charges, net	(1)
Strategic transaction expenses	8	13
Loss on investment in Hyliion		20
Loss on disposal group held for sale		7
Loss on extinguishment of debt		29
Loss on de-designation of fixed-to-fixed cross currency swaps		9
Gain on sale leaseback		(66)
Impairment of goodwill	118
Other items	2	3
Items impacting income taxes:
Net income tax benefit on items above	(8)
Income tax expense attributable to various discrete tax matters	157	11

Adjusted net income attributable to the parent	$54	$243

Diluted shares - as reported	143.6	146.2
Adjusted diluted shares	144.3	146.2
Diluted adjusted EPS	$0.37	$1.66